                                                                      EXHIBIT 12
                     THE CINCINNATI GAS & ELECTRIC COMPANY
                            AND SUBSIDIARY COMPANIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                            YEAR ENDED DECEMBER 31
                             ----------------------------------------------------
                               1994       1993         1992      1991      1990
                             --------  -----------   --------  --------  --------
                                          (THOUSANDS, EXCEPT RATIOS)
EARNINGS AVAILABLE
    Income Before Interest
     Charges...............  $308,551    $147,183    $360,693  $353,789  $341,258
    Allowance for borrowed
     funds used during
    construction--credit...     2,977       3,586       7,617    23,534    42,256
    Income taxes...........    97,509      87,480      68,633    49,095    46,110
    Rents(a)...............     6,605       6,179       6,345     6,021     3,934
                             --------  -----------   --------  --------  --------
      Total Available......  $415,642    $244,428    $443,288  $432,439  $433,558
                             --------  -----------   --------  --------  --------
                             --------  -----------   --------  --------  --------
FIXED CHARGES
    Interest Charges.......  $153,217    $159,493    $166,049  $170,327  $148,778
    Rents(a)...............     6,605       6,179       6,345     6,021     3,934
                             --------  -----------   --------  --------  --------
      Total Fixed
       Charges.............  $159,822    $165,672    $172,394  $176,348  $152,712
                             --------  -----------   --------  --------  --------
                             --------  -----------   --------  --------  --------
    Ratio of Earnings to
     Fixed Charges.........      2.60        1.48        2.57      2.45      2.84
                             --------  -----------   --------  --------  --------
                             --------  -----------   --------  --------  --------

- ---------
(a) Estimated interest component of rentals (1/3 of rentals was used where no readily defined interest element could be determined).
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